UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2022

QualTek Services Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40147	83-3584928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422
(Address of Principal Executive Offices, and Zip Code)

(484) 804-4585

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	QTEK	The Nasdaq Stock Market LLC
Warrants	QTEKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Renee Noto as a Director

On March 2, 2022, Renee Noto, a member of the Board of Directors (the “Board”) of QualTek Services Inc. (the “Company”), notified the Company that she was resigning from the Board effective immediately. Ms. Noto’s resignation is not the result of any disagreement with the Company relating to its operations, policies or practices or with its Board or management.

A copy of Ms. Noto’s resignation letter is attached hereto as Exhibit 17.1.

Election of Daniel Lafond as a Director

On March 2, 2022, at the recommendation of the Nominating and Corporate Governance Committee, the Board elected Daniel Lafond as an independent director of the Company, effective immediately, to fill the vacancy created by Ms. Noto’s resignation, with a term expiring at our annual meeting of stockholders in 2024 or until his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board also appointed Mr. Lafond to serve as a member of the Audit Committee.

Mr. Lafond will be compensated similarly to the other non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 24, 2022.

Mr. Lafond joins the Board with more than 20 years of experience in the telecommunications and technology industries, including in many senior leadership roles at AT&T Inc., Comcast Corporation (“Comcast”) and QuadGen Wireless Solutions Inc. Most recently, Mr. Lafond served seven years as Senior Vice President of Sales at Comcast. In this role, Mr. Lafond led the transformation strategy for Xfinity sales channels and operations. Mr. Lafond helped drive customer growth by investing in sales channel to better serve the customer, as well as creating a more centralized sales operations function to help support the employee serving the customers of Xfinity. Mr. Lafond graduate from LaSalle University with a B.S. in Accounting.

Item 7.01	Regulation FD Disclosure

On March 7, 2022, QualTek issued a press release announcing the appointment of Mr. Lafond to the Board. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
17.1	Director Resignation Letter of Renee Noto, dated March 2, 2022

99.1	Press release, dated March 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTEK SERVICES INC.

Date: March 7, 2022	By:	/s/ Christopher S. Hisey
	Name:	Christopher S. Hisey
	Title:	Chief Executive Officer